SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
September 26, 2008 (September 22, 2008)
Date of Report (Date of earliest event reported)
Energy Transfer Partners, L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-11727 (Commission File Number)	73-1493906 (IRS Employer Identification Number)
3738 Oak Lawn Avenue,
Dallas, TX 75219
(Address of principal executive offices)
(214) 981-0700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Energy Transfer Partners, L.P. (the “Partnership”) is amending its Current Report on Form 8-K filed on September 23, 2008 to add the Contribution Agreement dated as of September 22, 2008 by and among the Partnership and OGE Energy Corp. (“OGE”) as an exhibit.

Item 1.01	Entry into a Material Definitive Agreement.
As previously reported on September 23, 2008, on September 22, 2008, Energy Transfer Partners, L.P. (the “Partnership”) entered into a Contribution Agreement with OGE Energy Corp. (“OGE”) pursuant to which the Partnership and OGE agreed to form a joint venture company named ETP Enogex Partners LLC (“ETP Enogex”). A copy of the Contribution Agreement, including the Form of Limited Liability Company Agreement of ETP Enogex, is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
2.1* Contribution Agreement, dated as of September 22, 2008, by and among Energy Transfer Partners, L.P. and OGE Energy Corp.

*	Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Partners, L.P.
	By:	Energy Transfer Partners GP, L.P.,
General Partner

	By:	Energy Transfer Partners, L.L.C.,
General Partner

Date: September 26, 2008	/s/ Martin Salinas
Martin Salinas
Chief Financial Officer and officer duly authorized to sign on behalf of the registrant

Exhibit Index
Exhibits
2.1*	Contribution Agreement, dated as of September 22, 2008, by and among Energy Transfer Partners, L.P. and OGE Energy Corp.

*	Pursuant to the rules of the Commission, the remaining schedules and similar attachments to the agreement have not been filed herewith. The registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

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